Exhibit 32

CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        We hereby certify that the accompanying Quarterly Report of CLARCOR Inc. on Form 10-Q for the fiscal quarter ended August 29, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

September 18, 2015	By	/s/ Christopher L. Conway
(Date)		Christopher L. Conway
President and Chief Executive Officer

September 18, 2015	By	/s/ David J. Fallon
(Date)		David J. Fallon
Chief Financial Officer and Chief Accounting Officer